EXHIBIT 1.01

KNOLL, INC.
2015 CONFLICT MINERALS REPORT
For the reporting period from January 1, 2015 to December 31, 2015
This Conflict Minerals Report (the “Report”) of Knoll, Inc. (“Knoll”, the “Company”, “us”, “we” or “our” ) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2015 to December 31, 2015.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are currently limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of the Congo (“DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of Knoll’s operations manufacture, or contract to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products.
Company Overview
We are a leading designer and manufacturer of furnishings, textiles and fine leathers for the workplace and home. We manage our business through three reporting segments: Office, Studio and Coverings. The Office segment includes systems, seating, storage, tables, desks and ergonomic accessories. The Studio segment includes a collection of lounge seating, side, café and dining chairs, barstools and tables. Coverings includes a range of high-quality textiles, felt and leather products.
Supply Chain
Knoll’s supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacture of our products and the original sources of the Conflict Minerals. Knoll does not purchase Conflict Minerals directly from the mines, smelters or refiners. Therefore, Knoll must rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products (as hereinafter defined). Moreover, Knoll believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore the Company has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Knoll supply chain.
Conflict Minerals Policy
Knoll supports the Dodd-Frank Act’s goal for preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals in that region. We are committed to responsibly sourcing products, including Conflict Minerals, from suppliers that share our values with regard to human rights, ethics, and social and environmental responsibility. Our supply chain is highly complex, and our manufacturing process is significantly removed from the mining, smelting and refining of Conflict Minerals. As a result, Knoll has adopted a Conflict Minerals Sourcing Policy (the “Sourcing Policy”), which incorporates the standards set forth in the Organization for Economic Co-operation and Development (“OECD”) Guidance and objectives of the Rule. In short, the Sourcing Policy reiterates our commitment to responsibly sourcing products, including Conflict Minerals, from suppliers that share our values with regard to human rights, ethics, and social and environmental responsibility. To that end, Knoll supports the goal of preventing armed groups in the Covered Countries from benefitting from the sourcing of Conflict Minerals in that region. Engagement with suppliers has also been strengthened, as Knoll added Conflict Mineral sourcing language to its Purchase Order Terms and Conditions, and began directly asking upstream suppliers about their involvement with Conflict Minerals in order to develop more clarity regarding the supply chain. Our policy is publicly available on our website at http://phx.corporate-ir.net/phoenix.zhtml?c=66169&p=irol-irhome.

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Description of Knoll Products Covered by this Report
This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2015.
These products, which are referred to in this Report collectively as the “Covered Products,” are the following: electrical components, fasteners, glass panels, table bases, plastic trim parts for systems, and task lighting products.
Conflict Mineral Compliance Process
A.Conflict Mineral Policy
As stated above, Knoll has adopted the Sourcing Policy which is publicly available at http://phx.corporate-ir.net/phoenix.zhtml?c=66169&p=irol-irhome.
B.Knoll Internal Management Team
Knoll has also established a team responsible for implementing our conflict mineral compliance strategy which consists of members of our legal, operations, supply chain and environmental, health and safety groups, as well as representatives of all of our business segments.
C.Control Systems
Our controls include the Knoll Employee Code of Ethics, which sets forth the behavior expectations of every Knoll employee, as well as our Conflict Mineral Sourcing Policy, which sets forth the expectations that Knoll places on our suppliers. Knoll Suppliers are expected to:
•Source Conflict Minerals only from parties that are DRC Conflict Free;

•
Develop policies, procedures, due diligence processes and management systems that: (a) are consistent with the Sourcing Policy; (b) are reasonably designed to prevent products or materials that financially benefit armed groups in the covered countries from entering our supply chain; and (c) provide reasonable transparency as to the source of any Conflict Minerals;

•Provide any information necessary to facilitate our compliance efforts with respect to the Rule; and

•	Advise us as promptly as possible of any determination that any products or materials in the supply chain are not DRC Conflict Free.
Knoll also encourages our suppliers to support industry efforts to enhance the traceability and responsible sourcing of Conflict Minerals, such as the programs of the Electronic Industry Citizenship Coalition, Global e-Sustainability Initiative, and Conflict-Free Smelter Complaint Smelter List. We evaluate our relationships with our Suppliers on a regular basis. If we determine that a supplier’s efforts are deficient, we reserve the right to re-evaluate the supplier relationship and to take any appropriate action, including terminating our relationship with the supplier. Additionally, since 2013, Knoll has participated in groups and forums focused on responsible sourcing of Conflict Minerals. Knoll has participated in the Business & Institutional Furniture Manufacturers Association (BIFMA) effort to standardize and simplify data collection from suppliers. BIFMA’s efforts related to Conflict Minerals are aligned with the work of the Electronic Industry Citizenship Coalition (EICCO and Global e-Sustainability Initiative (GeSI), which Knoll has utilized as an integral part of its due diligence process. The EICC and GeSI due diligence approach developed a Conflict Minerals Reporting Template (“CMRT”) to collect standardized supplier responses to due diligence inquiries. Knoll first began sending these Templates to suppliers in June 2013 and has continued to do so since, following up with suppliers when appropriate.

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D.Reasonable Country of Origin Inquiry
Knoll conducted a good faith reasonable country of origin inquiry for 2015 regarding the Conflict Minerals. Knoll conducted a product review to determine the products in scope and developed a supplier risk assessment process. With a goal of targeting Conflict Minerals, this risk assessment process was developed to identify commodities whose products may contain Conflict Minerals. Thereafter, Knoll surveyed ninety percent (90%) of its spending in the affected commodities using the CMRT Template described above. We received responses from approximately ninety-eight percent (98%) of our surveyed suppliers. Responses were reviewed by members of Knoll’s Internal Management Team. Approximately ten percent (10%) of our surveyed suppliers indicated in their responses that the products they supplied contained Conflict Minerals necessary to the functionality or production of the supplied product.
Knoll’s Due Diligence Process
We designed our due diligence measures to conform to the OECD Guidance. We requested that our suppliers in affected commodities complete a CMRT Template in order to obtain information about smelters and refiners that may be upstream in our supply chain. We identified approximately ten percent (10%) of our surveyed suppliers as possible sources of Conflict Minerals. While most of these suppliers did provide a list of smelters, the lists were often incomplete or prepared at the company level, as opposed to the part-number level, such that we could not establish a definitive connection to the Covered Products.
Determination
As described above, the information provided to us was insufficient to conclusively determine: the origin of Conflict Minerals in the Covered Products; whether the Conflict Minerals come from recycled or scrap sources; the facilities used to process such Conflict Minerals; or their mine or location of origin. A listing of the smelters that may have been used to process the Conflict Minerals in the Covered Products is attached as Appendix A. The country of origin of the smelters is set forth next to each smelter name.
This Conflict Minerals Report is also publicly available on the Knoll Investor Relations website at http://phx.corporate-ir.net/phoenix.zhtml?c=66169&p=irol-irhome.

EXHIBIT 1.01

Appendix A

Mineral	Smelter/Refiner Name	Smelter/Refiner Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

EXHIBIT 1.01

Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL

EXHIBIT 1.01

Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Geib Refining Corporation	UNITED STATES
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	UNITED STATES
Gold	KGHM Polska MiedŸ Spó³ka Akcyjna	POLAND
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Gold	T.C.A S.p.A	ITALY
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES

EXHIBIT 1.01

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Alpha	UNITED STATES
Tin	PT Refined Bangka Tin	INDONESIA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Minsur	PERU
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

EXHIBIT 1.01

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	PT Tommy Utama	INDONESIA

EXHIBIT 1.01

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

EXHIBIT 1.01

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION